EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") entered into effective as of June 1, 2000, by and between Leslie C. Texas (the "Employee"), and Carpatsky Petroleum, Inc., a Delaware corporation having its principal place of business at 1331 Lamar, Suite 1455, Houston, Texas 77010-3039 (the "Company");

                              W I T N E S S E T H:

     WHEREAS, the Company wishes to employ the Employee to perform services for the Company, and the Employee wishes to be so employed by the Company, all upon the terms and conditions hereinafter set forth:

     NOW THEREFORE, in consideration of the premises and mutual covenants and obligations herein set forth and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, accepted and agreed to, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Employment and Term. The term of this Agreement (the "Term of this Agreement") shall be effective as of the 1st day of June, 2000 and shall terminate twelve (12) months from the date hereof (the "Termination Date"), unless earlier terminated by either party hereto in accordance with the provisions of Section 5 hereof. During the term of this Agreement, the terms of employment shall be as set forth herein unless modified by the Employee and the Company in accordance with the provisions of Section 11 hereof. The Employee hereby agrees to accept such employment and to perform the services specified herein, all upon the terms and conditions hereinafter set forth.

     2. Position and Responsibilities. The Employee shall report to, and be subject to the general direction and control of the Chairman of the Board of the Company. The Employee's duties shall include, but not be limited to, the securing of oil and gas industry investment opportunities in the former Soviet Union ("Investment Opportunities") for Company and its affiliates. The Employee shall maintain an office at the Company's principal offices located in the greater Houston, Texas metropolitan area and at the offices currently occupied by the Employee located in Kiev, Ukraine.

     3. Extent of Service. The Employee shall devote substantially all of his time and attention during normal business hours to the business of the Company.

     4. Compensation.

                  (a) In consideration of the services to be rendered by the Employee to the Company, the Company will pay the Employee a salary ("Salary") of $10,000 per month during the Term of this Agreement. Such Salary will be payable in conformity with the Company's prevailing practice for Employees' compensation as such practice shall be established or modified from time to time. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes.

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                  (b) In the event Company elects, in writing within ten (10)
         business days after Employee has submitted an Investment Opportunity to the Company in writing, to pursue in good faith such Investment Opportunity ("CPI Submission"), Company shall pay Employee at closing of the Investment Opportunity, an incentive fee equal to a minimum of two percent (2%) and a maximum of five percent (5%) net profits interest in the Investment Opportunity based on the net purchase price and/or the fair market value of such Investment Opportunity at closing ("CPI Incentive Fee"). In the event the Investment Opportunity does not close for any reason, no fee shall be due by Company to Employee. Employee may elect, by giving Company written notice within ten (10) business days prior to the closing of an Investment Opportunity, to receive its CPI Incentive Fee as follows: (i) fifty percent (50%) as a net profits interest in the Investment Opportunity and (ii) fifty percent (50%) in cash. The amount of any CPI Incentive Fee shall be agreed to in writing between the Chairman of the Board of the Company and the Employee within five (5) business days subsequent to the CPI Submission. Such CPI Incentive Fee shall be based on the estimated value of the Investment Opportunity, the estimated development costs and capital expenditures, and the risk associated therewith as well as the value added by Employee. In the event Company elects in writing not to pursue the Investment Opportunity or does not respond within ten
         (10) business days of the CPI Submission, Employee shall then present the Investment Opportunity to Torch Energy Advisors Incorporated and its clients ("Torch"). In the event Torch elects, in writing within five (5) business days after Employee has submitted an Investment Opportunity to Torch in writing, to pursue in good faith such Investment Opportunity ("Torch Submission"), Torch shall pay Employee at closing of the Investment Opportunity, an incentive fee equal to a minimum of two percent (2%) and a maximum of five percent (5%) net profits interest in the Investment Opportunity based on the net purchase price and/or the fair market value of such Investment Opportunity at closing ("Torch Incentive Fee"). In the event the Investment Opportunity does not close for any reason, no fee shall be due by Torch to Employee. Employee may elect, by giving Torch written notice within ten (10) business days prior to the closing of an Investment Opportunity, to receive its Torch Incentive Fee as follows:
         (i) fifty percent (50%) as a net profits interest in the Investment Opportunity and (ii) fifty percent (50%) in cash. The amount of any Incentive Fee shall be agreed to in writing between the Chairman of the Board of Torch and the Employee within five (5) business days subsequent to the Torch Submission. Such Torch Incentive Fee shall be based on the estimated value of the Investment Opportunity, the estimated development costs and capital expenditures, and the risk associated therewith as well as the value added by Employee. The Torch Incentive Fee, if any, shall be divided equally between Company and Employee. If Torch does not respond in writing within such time period, Employee shall be free to broker the Investment Opportunity to a third party. In the event neither Company nor Torch elects to pursue the Investment Opportunity, then Employee will have the right to broker the Investment Opportunity to a third party and, if successful, the Incentive Fee will be divided seventy-five percent (75%) to Employee and twenty-five percent (25%) to Company.


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                  (c) During the term of this Agreement, the Company shall pay or reimburse the Employee for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations, entertainment and the like incurred by him in connection with the business of the Company upon submission by him of an appropriate statement documenting such expenses as required by the Internal Revenue Code of 1986, as amended (the "Code").

                  (d) The Employee shall be entitled to three (3) weeks of paid vacation during each calendar year during the term of this Agreement. Vacation shall accrue on the first day of each calendar year. The Company shall pay the Employee for any accrued but unused portion of vacation and any such unused portion of vacation shall not be carried forward to the next year.

                  (e) During the term of this Agreement, the Employee shall pay and the Company shall reimburse Employee for the reasonable costs associated with premium payments for his medical and dental plan.


         5.       Termination.

                  (a) Termination by Company; Discharge for Cause. The Company shall be entitled to terminate this Agreement and the Employee's employment with the Company at any time and for whatever reason; or at any time for "Cause" (as defined below) by written notice to the Employee. Termination of the Employee's employment by the Company shall constitute a termination for "Cause" if such termination is for one or more of the following reasons: (i) the willful failure or refusal of the Employee to render services to the Company in accordance with his obligations under this Agreement, including, without limitation, the failure or refusal of the Employee to comply with the work rules, policies, procedures, and directives as established by the Board of Directors and consistent with this Agreement; such failure or refusal to be uncured and continuing for a period of not less than fifteen (15) days after notice outlining the situation is given by the Company to the Employee; (ii) the commission by the Employee of an act of fraud or embezzlement; (iii) the commission by the Employee of any other action with the intent to injure the Company; (iv) the Employee having been convicted of a felony or a crime involving moral turpitude; (v) the Employee having misappropriate the property of the Company; (vi) the Employee having engaged in personal misconduct which materially injures the Company; or (vii) the Employee having willfully violated any law or regulation relating to the business of the company which results in material injury to the Company. In the event of the Employee's termination by the Company for Cause hereunder, the Employee shall be entitled to no severance or other termination benefits except for any unpaid Salary accrued through the date of termination. A termination of this Agreement by the Company without Cause pursuant to this Section 5(a) shall entitle the Employee to the Severance Payment and other benefits specified in Section 5(e) hereof.


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

                  (b) Death. If the Employee dies during the term of this Agreement and while in the employ of the Company, this Agreement shall automatically terminate and the Company shall have no further obligation to the Employee or his estate except that the Company shall pay to the Employee's estate that portion of his Salary and benefits accrued through the date of death. All such payments to the Employee's estate shall be made in the same manner and at the same time as the Employee's Salary.

                  (c) Disability. If during the term of this Agreement, the Employee shall be prevented from performing his duties hereunder for a period of 60 days by reason of disability, then the Company, on 30 days' prior notice to the Employee, may terminate this Agreement. For purposes of this Agreement, the Employee shall be deemed to have become disabled when the Board of Directors of the Company, upon verification by a physician designated by the Company, shall have determined that the Employee has become physically or mentally unable (excluding infrequent and temporary absences due to ordinary illness) to perform the essential functions of his duties under this Agreement with reasonable accommodation. In the event of a termination pursuant to this paragraph (c), the Company shall be relieved of all its obligations under this Agreement, except that the Company shall pay to the Employee or his estate in the event of his subsequent death, that portion of the Employee's Salary and benefits accrued through the date of such termination. All such payments to the Employee or his estate shall be made in the same manner and at the same time as his Salary and would have been paid to him had he not become disabled.

                  (d) Voluntary Termination. Notwithstanding anything to the contrary herein, the Employee shall be entitled to voluntarily terminate this Agreement and his employment with the Company at his pleasure upon thirty (30) days written notice to such effect. In such event, the Employee shall not be entitled to any further compensation other than any unpaid Salary and benefits accrued through the date of termination. At the Company's option, the Company may pay to the Employee the salary and benefits that the Employee would have received during such thirty (30) day period in lieu of requiring the Employee to remain in the employment of the Company for such thirty (30) day period.

                  (e) Termination Benefits Upon Involuntary Termination. In the event that the Company terminates this Agreement and the Employee's employment with the Company for any reason other than for Cause (as defined in Section 5(a) hereof) or the death or disability (as defined in Section 5(b) and 5(c) hereof) of the Employee, then the Company shall pay the Employee, within thirty (30) days after the date of termination, an amount (the "Severance Payment") equal to the balance of Employee's Salary for the Term of this Agreement, minus applicable withholding and authorized salary reductions (the "Severance Payment"). In addition, following other such termination, the Employee shall be entitled to the following benefits (collectively, the "Additional Benefits"):

                           (i) continued coverage, at the Employee's cost, under
                  the Company's group health plan for the applicable coverage period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") but only if Employee elects such COBRA continuation in accordance with the time limits and in the applicable COBRA regulations; and

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


                           (ii) an amount, in cash, equal to the sum of (A) any
                  unreimbursed expenses incurred by the Employee in the performance of his duties hereunder through the date of termination, plus (B) any accrued and unused vacation time or other unpaid benefits as of the date of termination.

         The parties agree that, because there can be no exact measure of the damages which would occur to the Employee as a result of termination of employment, such payments contemplated in this Section 5(e) shall be deemed to constitute liquidated damages and not a penalty and the Company agrees that the Employee shall not be required to mitigate his damages. The termination compensation in this Section 5(e) shall be paid only if the Employee executes a termination agreement releasing all legally waivable claims arising from the Employee's employment.

                  (f) Survival. Notwithstanding the termination of this Agreement under this Section 5, the provisions of Sections 7 and 8 of this Agreement, and all other provisions hereof which by their terms are to be performed following the termination hereof shall survive such termination and be continuing obligations.

         6. Consent and Waiver by Third Parties. The Employee hereby represents and warrants that he has obtained all necessary waivers and/or consents from third parties as to enable him to accept employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligations or understanding with any such third party.

         7. Confidential Information. The Employee acknowledges that in the course of his employment with the Company, he has received and will receive access to confidential information of a special and unique value concerning the Company and its business, including, without limitation, trade secrets, know-how, lists of customers, employee records, books and records relating to operations, costs or providing service and equipment, operating an maintenance costs, pricing criteria and other confidential information and knowledge concerning the business of the Company and its affiliates (hereinafter collectively referred to as "information") which the Company desires to protect. The Employee acknowledges that such information is confidential and the protection of such confidential information against unauthorized use or disclosure is of critical importance to the Company. The Employee agrees that he will not reveal such information to any one outside the Company. The Employee further agrees that during the term of this Agreement and thereafter he will not use or disclose such information. Upon termination of his employment hereunder, the Employee shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder and relating to the information referred to in this Section 7, and the Employee agrees that all such materials will at all times remain the property of the Company. The obligation of confidentiality, non-use and non-disclosure of know-how set forth in this Section 7 shall not extend to

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


know-how (i) which was in the public domain prior to disclosure by the disclosing party, (ii) which comes into the public domain other than through a breach of this Agreement, (iii) which is disclosed to the Employee after the termination of this Agreement by a third party having legitimate possession thereof and the unrestricted right to make such disclosure, or (iv) which is necessarily disclosed in the course of the Employee's performance of his duties to the Company as contemplated in this Agreement. The agreements in this Section 7 shall survive the termination of this Agreement.

         8. No Solicitation. To support the agreements contained in Section 7 hereof, from the date hereof and for a period twelve (12) months after the Employee's employment with the Company is terminated for any reason, the Employee shall not, either directly or indirectly, through any person, firm, association or corporation with which the Employee is now or may hereafter become associated, (i) use in any competition, solicitation or marketing effort any information as to which the Employee has a duty of confidential treatment under paragraph 7 above, or (ii) hire, employ, solicit or engage any then current employee of the Company or its affiliates.

         9. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date mailed, postage prepaid, by certified mail, return receipt requested, or telegraphed and confirmed if addressed to the respective parties as follows:

                  If to the Employee:           Leslie C. Texas
                                                1331 Lamar, Suite 1455
                                                Houston, Texas 77010

                  If to the Company:            Carpatsky Petroleum, Inc.
                                                1331 Lamar, Suite 1455
                                                Houston, Texas 77010-3039
                                                Attn: Douglas G. Manner

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

         10. Specific Performance. The Employee acknowledges that a remedy at law for any breach or attempted breach of Section 7 or 8 of this Agreement will be inadequate, agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such a breach or attempted breach, and further agrees to waive any requirement of the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

         12. Waivers and Modifications. This Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in accordance with this Section 12. No modification or waiver by the Company shall be effective without the consent of at least a majority of the Compensation Committee of the Board of Directors then in office at the time of such modification or waiver. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach

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thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

        13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas.

         14. Severability. In case of one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never contained herein.

         15. Arbitration. In the event that a dispute or controversy should arise between the Employee and the Company as to the meaning or application of any provision, term or condition of this Agreement, such dispute or controversy shall be settled only by binding arbitration in Houston, Texas and for said purpose each of the parties hereto hereby expressly consents to such arbitration in such place. Such arbitration shall be conducted in accordance with the existing rules and regulations of the American Arbitration Association governing commercial transactions. The expense of the arbitrator shall be shared equally by the Company and Employee.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date and year first above written.

                                    COMPANY:

                                    CARPATSKY PETROLEUM, INC.



                                    By: /s/
                                       -------------------------------------
                                    Name:
                                         -----------------------------------
                                    Title:
                                          ----------------------------------

                                    EMPLOYEE:


                                    /s/
                                    ----------------------------------------
                                    Leslie C. Texas